UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2009

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in
its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue
Kokomo, Indiana		46904-9013
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

The information in Items 2.02 and 9.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 2.02.   Results of Operations and Financial Condition.

On August 6, 2009, Haynes International, Inc. (the “Company”) issued a press release announcing results for the third fiscal quarter ended June 30, 2009. The full text of the press release is furnished as exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 6, 2009, the salaries of Mark Comerford, the President and Chief Executive Officer, and the other named executive officers as set forth in the Company’s Definitive Proxy Statement on Form 14A for the fiscal year ended September 30, 2008, who are Marcel Martin, Vice President - Finance and Chief Financial Officer; James A. Laird, Vice President — Marketing, Research and Development; and Scott R. Pinkham, Vice President — Manufacturing (Messrs. Comerford, Martin, Laird and Pinkham are herein referred to collectively as the “named executive officers”) have been temporarily reduced by 15%.  In addition, the cash bonus component of the fiscal 2009 management incentive plan has been eliminated for the named executive officers, as well as the other members of the Company’s management team.  Mr. Comerford’s employment agreement with the Company has been amended to reflect these actions.  A copy of the amendment is attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statement and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(d)	Exhibits

10.1	Amendment No. 1 to Executive Employment Agreement and Consent by and between Haynes International, Inc. and Mark Comerford, dated August 6, 2009.

99.1	Haynes International, Inc. press release, issued August 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: August 7, 2009	By:	/s/ Marcel Martin
Marcel Martin
Vice President, Finance and Chief Financial Officer